Exhibit 10.3

AMENDMENT NO. 1 TO RECLASSIFICATION AGREEMENT

AMENDMENT NO. 1 (this “Amendment”), dated as of March 22, 2018, to that certain Reclassification Agreement, dated as of December 5, 2016 (the “Reclassification Agreement”), by and between Forest City Realty Trust, Inc., a Maryland corporation (the “Company”) and RMS, Limited Partnership, an Ohio limited partnership (“RMS”). All capitalized terms used in this Amendment shall have the meanings assigned to such terms in the Reclassification Agreement or as otherwise defined elsewhere in this Amendment unless the context clearly indicates otherwise.

RECITALS

WHEREAS, in accordance with Section 8.7 of the Reclassification Agreement, the parties to the Reclassification Agreement desire to amend certain terms of the Reclassification Agreement as set forth in this Amendment;

WHEREAS, substantially concurrently with the execution of this Amendment, the Company is entering into an Agreement (the “Starboard Agreement”) with Starboard Value LP and the other entities and natural persons listed on Exhibit A to the Starboard Agreement (collectively, “Starboard”), in the form attached as Exhibit 1 hereto pursuant to which, among other things, Starboard and the Company are independently addressing certain Board matters between the Company and Starboard.

NOW, THEREFORE, in consideration of the mutual covenants and agreements contained in this Amendment and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Company and RMS hereby agree to amend the Reclassification Agreement as follows:

Section 1.

The definition of “Continuing RMS Designees” contained in Section 1.1 of the Reclassification Agreement shall be amended and restated as follows:

“Continuing RMS Designee” means one individual designated by RMS reasonably acceptable to the Corporate Governance and Nominating Committee (it being understood that any individual who is then an Initial RMS Designee and each of Brian J. Ratner, Ronald A. Ratner and Deborah Ratner Salzberg shall be deemed to be reasonably acceptable to the Corporate Governance and Nominating Committee unless such individual shall have been indicted or convicted of a felony) or, if RMS fails to make such designation 15 Business Days prior to the first anniversary of mailing of the Company’s proxy statement with respect to the 2019 Annual Meeting, one individuals who is a Ratner Family Member who shall be designated by the Board); provided, however, that if a Continuing RMS Designee that is a director (i) prior to the 2022 Annual Meeting, voluntarily resigns as director of the Company, becomes unable to serve as a director of the Company as a result of incapacity, dies, or (ii) prior to the 2021 Annual Meeting, indicates to RMS and the Board in writing that he or she is unwilling to stand for election as a director of the Company at the 2020 Annual Meeting or 2021 Annual Meeting, as the case may be, or fails to be re-elected as a director at any annual meeting of Stockholders at which such Continuing RMS Designee was nominated for election pursuant to Section 5.8(d) (and the Board accepts such Continuing RMS Designee’s resignation, in the event there was no election contest at such annual meeting and such Continuing RMS Designee was standing for re-election) then, in each case, such person shall no longer be a Continuing RMS Designee and RMS shall be entitled to designate a replacement individual reasonably acceptable to the Corporate Governance and Nominating Committee, who shall thereupon be deemed to be a “Continuing RMS Designee.”

Section 2. The definition of “Initial RMS Designee” contained in Section 1.1 of the Reclassification Agreement shall be amended and restated as follows:

“Initial RMS Designee” means James A. Ratner; provided, however, that if the Initial RMS Designee that is a director (i) prior to the 2020 Annual Meeting, voluntarily resigns as director of the Company, becomes unable to serve as a director of the Company as a result of incapacity, or dies, or (ii) prior to the 2019 Annual Meeting, indicates to RMS and the Board in writing that he or she is unwilling to stand for election as a director of the Company at the 2018 Annual Meeting or 2019 Annual Meeting, as the case may be, or fails to be re-elected as a director at any annual meeting of Stockholders at which such Initial RMS Designee was nominated for election pursuant to Section 5.8(c) (and the Board accepts such Initial RMS Designee’s resignation, in the event there was no election contest at such annual meeting and such Initial RMS Designee was standing for re-election), then, in each case, such person shall no longer be an Initial RMS Designee, RMS shall be entitled to designate a replacement individual reasonably acceptable to the Corporate Governance and Nominating Committee (it being understood that each of Brian J. Ratner, Ronald A. Ratner and Deborah Ratner Salzberg shall be deemed to be reasonably acceptable to the Corporate Governance and Nominating Committee unless such individual shall have been indicted or convicted of a felony) and such individual shall thereupon be deemed to be an “Initial RMS Designee”

Section 3. Section 5.8(b) of the Reclassification Agreement shall be amended and restated as follows:

RMS shall take all actions necessary to cause Charles A. Ratner to retire from the Board effective December 31, 2016. The Board shall prior to December 31, 2016 fill the vacancy created by Charles A. Ratner’s retirement by electing James A. Ratner to the Board, and James A. Ratner shall have resigned as an officer of the Company at or before the time he is appointed to the Board, and shall resign as non-Executive Chairman of the Board at such time as the Board agrees upon the appointment of a successor Chairman of the Board.

Section 4. Section 5.8 of the Reclassification Agreement shall be amended to add new clause (i), which clause provides:

Subject to the Company’s Corporate Governance Guidelines and Policies and NYSE rules and applicable laws, the Board and all applicable committees of the Board shall take all actions necessary to ensure that at any time prior to the 2022 Annual Meeting, any committee of the Board that is established or reconstituted on or after March 22, 2018 shall include the Initial RMS Designee (if then serving on the Board) or the Continuing RMS Designee (if then serving on the Board) as applicable.

Section 5. Section 5.8 of the Reclassification Agreement shall be amended to add new clause (j), which clause provides:

RMS agrees that the Board or any committee thereof, in the exercise of its duties under Maryland law, may recuse the Initial RMS Designee or the Continuing RMS Designee, as applicable, that is a partner or employee of RMS from any Board or committee meeting or portion thereof at which the Board or any such committee is evaluating and/or taking action with respect to (A) the exercise of any of the Company’s rights or enforcement of any of the obligations under this Agreement with respect to RMS, (B) any action taken in response to actions taken or proposed by RMS or its Affiliates with respect to the Company, or (C) any proposed transaction between the Company and RMS or its Affiliates.

Section 6. Section 5.8 of the Reclassification Agreement shall be amended to add new clause (k), which clause provides:

Notwithstanding anything to the contrary, in order to be entitled to be nominated, recommended or appointed as a director in accordance with this Section 5.8, each New Independent RMS Designee must (A) qualify as “independent” pursuant to NYSE listing standards, (B) have relevant financial and business experience to be a director of the Company, and (C) satisfy the publicly disclosed guidelines and policies with respect to service on the Board (clauses (A)-(C), collectively, the “Director Criteria”).

Section 7. Section 5.8 of the Reclassification Agreement shall be amended to add new clause (l), which clause provides:

Subject to such designee satisfying the Director Criteria (as determined by the Nominating Committee in good faith), the Board (and all applicable committees thereof) shall nominate an individual designated by RMS (the “New Independent RMS Designee”) for election as a director of the Company at each of the 2018 Annual Meeting, 2019 Annual Meeting, 2020 Annual Meeting and 2021 Annual Meeting and recommend to the Stockholders that they vote to elect the New Independent RMS Designee at such annual meeting; provided that if the Nominating Committee determines that any designee does not satisfy the Director Criteria, RMS shall be entitled to designate an alternative New Independent RMS Designee. The Company agrees to include in the Company’s proxy statement with respect to each such annual meeting the New Independent RMS Designee in the slate of nominees recommended by the Board (and all applicable committees thereof). If, prior to the 2022 Annual Meeting, a New Independent RMS Designee who is a director voluntarily resigns as a director of the Company, becomes unable to serve as a director of the Company as a result of incapacity or dies, the Board shall promptly elect a replacement New Independent RMS Designee as a director of the Company. Subject to the Company’s Corporate Governance Guidelines and Policies and NYSE rules and applicable laws, the Board (and all applicable committees thereof) shall take all actions necessary to ensure that the New Independent RMS Designee shall be a member of the Compensation Committee of the Board at all times prior to the 2022 Annual Meeting. Notwithstanding anything to the contrary contained in this Section 5.8(l), any obligation of the Company and the Board (or any committee thereof) contained in this Section 5.8(l) shall immediately and permanently terminate in the event that at any time after the 2019 Annual Meeting the Ratner Family Members, in the aggregate, cease to beneficially own 18,153,421 shares of Class A Common Stock (adjusted for any stock dividend, stock split, reverse stock split or similar transaction after the date hereof) (or any successor security).

Section 8. Section 5.8 of the Reclassification Agreement shall be amended to add new clause (m), which clause provides:

The Initial RMS Designee or Continuing RMS Designee, if he or she wishes to do so, may provide confidential information of the Company which he or she learns in his or her capacity as a director of the Company, including discussions or matters considered in meetings of the Board or Board committees (collectively, “Company Confidential Information”), to RMS, its Affiliates and Associates and legal and financial advisers (collectively, “RMS Representatives”), in each case solely to the extent such RMS Representatives need to know such information in connection with RMS’s investment in the Company; provided, however, that the Initial RMS Designee or Continuing RMS Designee shall (a) not further disclose such Company Confidential Information (other than to RMS

Representatives solely to the extent such RMS Representatives need to know such information in connection with RMS’s investment in the Company) for any reason, (b) inform such RMS Representatives of the confidential nature of any such Company Confidential Information and (c) cause such RMS Representatives to (i) refrain from further disclosing such Company Confidential Information (whether to any company in which RMS has an investment or otherwise), by any means, and (ii) not use such Company Confidential Information in any way other than in connection with RMS’s investment in the Company.

Section 9. Section 8.7 of the Reclassification Agreement shall be amended and restated as follows:

This Agreement may not be altered, amended or supplemented, except by an agreement in writing signed by the parties hereto.

Section 10. Notwithstanding anything to the contrary contained in the Reclassification or this Amendment, if Starboard satisfies the Starboard Minimum Ownership Threshold (as defined in the Starboard Agreement) at the time of any designation or proposed replacement of an Initial RMS Designee or Continuing RMS Designee, RMS shall only designate (i) James A. Ratner, (ii) any of the following individuals to the extent no longer employed by the Company: Brian J. Ratner, Ronald A. Ratner or Deborah Ratner Salzberg, or (iii) any other designee that satisfies the Director Criteria.

Section 11. The terms and provisions of Article VIII of the Reclassification Agreement are incorporated herein by reference as if set forth herein in their entirety and shall apply mutatis mutandis to this Amendment.

Section 12. This Amendment may be executed by manual or electronic signature or any combination of the foregoing, in counterparts, which together shall constitute one agreement.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered as of the date first above written.

FOREST CITY REALTY TRUST, INC.

By:	/s/ David J. LaRue
Name: David J. LaRue
Title: President and CEO

[Signature Page to Amendment No. 1]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered as of the date first above written.

RMS, Limited Partnership

By:	/s/ Samuel L. Miller
	Name:	Samuel L. Miller
	Title:	General Partner

By:	/s/ Abraham Miller
	Name:	Abraham Miller
	Title:	General Partner

By:	/s/ Brian J. Ratner
	Name:	Brian J. Ratner
	Title:	General Partner

By:	/s/ Charles A. Ratner
	Name:	Charles A. Ratner
	Title:	General Partner

By:	/s/ Deborah Ratner-Salzberg
	Name:	Deborah Ratner-Salzberg
	Title:	General Partner

By:	/s/ Ronald A. Ratner
	Name:	Ronald A. Ratner
	Title:	General Partner

By:	/s/ Joan K. Shafran
	Name:	Joan K. Shafran
	Title:	General Partner

[Signature Page to Amendment No. 1]